Exhibit (a)(1)(Q)

GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

Cash Payment

If your shares will be cashed out in this Exchange Offer, any cash paid will, generally, be treated as ordinary income and taxed. Please consult with your tax advisor for specific details.

Canada

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in Canada. This discussion is based on the law in effect in Canada as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not resident of Canada or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, income tax is due on the fair market value of the shares at exercise less the exercise price (i.e., the spread). You may be entitled to deduct 50% (25% for Quebec tax purposes) of the spread from taxable income. You will also be subject to Canadian Pension Plan contributions (CCP) on the spread, subject to the applicable contribution ceilings.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax on 50% of the gain. Your capital gain is included in your taxable income for the year and is subject to tax at marginal income tax rates.

You may deduct your capital loss from your capital gains, thus lowering your overall capital gains tax. Any unused capital losses may be carried back 3 years or forward (indefinitely) to future years.

Withholding and Reporting

Office Depot will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) on the income recognized at exercise of the New Options. You are responsible for including any income from your New Options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

France

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in France. This discussion is based on the law in effect in France as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not resident of France or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Subject to meeting certain requirements, the New Options will be considered qualified options under the French law. Therefore, when you exercise the New Options, you will not be subject to income or social tax on the difference between the market value of the shares on the date of exercise and the exercise price (the “spread”), assuming no “excess discount”, as defined under French laws, is granted.

Wealth Tax

Shares acquired under the Plan may need to be included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including your household’s) exceeds a certain amount (€790,000 for 2010), as valued on January 1. Subject to conditions, the taxable basis of an employing company shares may benefit from a 75% exemption, in case of commitment to hold the shares during a period of at least 6 years as from January 1st of the year during which this partial exemption is claimed for the first time. You should consult your personal tax advisor to determine how the shares need to be included in your personal estate for purposes of calculating your wealth tax.

Sale of Shares

If you sell your shares purchased upon exercise after the applicable four-year holding period in effect under French law, measured from the grant date of the New Options, has elapsed and the spread is less than or equal to €152,500, you will be taxed at the flat rate of 44.6% (includes CSG, CRDS and social surtaxes) on the spread. If you sell the shares after the applicable holding period but the spread is more than €152,500, then the portion of the spread up to €152,500 would be taxed at 44.6% and the portion of the spread in excess of €152,500 would be taxed at 54.6% (includes CSG, CRDS and social surtaxes). The current minimum holding period is four years from the date of grant.

You may receive a more favorable tax treatment if you hold the shares following the exercise of the options, during at least two years following the fourth anniversary of the grant date. If you wait the additional two years and sell the shares two years after the exercise of the option, being at least 6 years from the grant date, and the spread is less than or equal to €152,500, you will be taxed at a rate of 32.6% (includes CSG, CRDS and social surtaxes). If you sell the shares two years after the exercise of the option but the spread is more than €152,500, the portion of the spread up to €152,500 is taxed at a rate of 32.6% and the portion of the spread in excess of €152,500 would be taxed at 44.6% (includes CSG, CRDS and social surtaxes).

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

In any case, you can opt to be taxed at your marginal rate (plus the 14.6% surtaxes) if this rate is preferable.

Upon sale, the difference between the sales proceeds and the market value of the shares at the time of exercise (i.e., any capital gain) is taxed at a flat capital gains tax rate of 18%, provided that the aggregate annual sales proceeds realized by you and the members of your tax household exceed 25,830 € (2010 threshold). In addition, the capital gains will be subject to 12.1% social surtaxes, as from the first Euro (i.e. irrelevant of the amount of the annual sales proceeds). If the sale proceeds are less than the market value of the shares at the time of exercise, you will realize a capital loss. Under a qualified plan, any capital loss realized upon sale date may be used to offset the spread. Any unused loss may be used to offset any capital gain realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against other types of income (such as salary).

Germany

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in Germany. This discussion is based on the law in effect in Germany as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not a resident of Germany or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference between the fair market value of the shares on the date of settlement and the exercise price (the “spread”). You will also be subject to a solidarity surcharge at a rate of 5.5% and, if applicable, church tax (at a rate of 8 or 9%) on your income tax liability.

Pursuant to the German Personal Income Tax Code, a favorable tax rate may apply to income from stock options for resident taxpayers if such income can be considered as salary for employment over several years (i.e., the period between grant and exercise is more than one year).

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax at a flat rate of 25% (plus a 5.5% solidarity surcharge on the amount of tax due and, if applicable, church tax at a rate of 8 or 9%), provided you do not own 1% or more of Office Depot’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. If this flat tax rate exceeds your personal income tax rate, you may elect in your income tax return for your personal income tax rate to apply.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

The annual tax-free threshold (for the entire investment income, including capital gains, dividends, interest income, etc.) will be €801 for single taxpayers (or married taxpayers filing separately) or €1,602 for married taxpayers filing jointly.

Withholding and Reporting

Office Depot will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) on the income recognized at exercise of the New Options. You are responsible for including any income from your New Options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

Hong Kong

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in Hong Kong. This discussion is based on the law in effect in Hong Kong as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not a not a resident of Hong Kong or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

WARNING: The contents of this exchange offer have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the exchange offer. If you are in any doubt about any of the contents of this exchange offer, you should obtain independent professional advice.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). You will not be subject to Mandatory Provident contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to tax.

Withholding and Reporting

Office Depot is not required to withhold tax when you exercise the New Options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any tax resulting from the exercise of the New Options.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

Ireland

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in Ireland. This discussion is based on the law in effect in Ireland as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not a resident of Ireland or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Ireland apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You must pay income tax within 30 days of exercise without an assessment by the tax inspector. You will also be subject to Health Levy on the spread.

In addition, an income levy will be due on the spread at varying rates up to 6% of gross income depending upon your gross income level.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax to the extent any gain exceeds your annual exemption of €1,270 (2010). The taxable amount will be the difference between (i) the net sale price and (ii) the exercise price plus the amount taxed at exercise.

If you sell your shares between January 1 and November 30, you will have to report and pay any applicable capital gains tax by December 15 of the same tax year. If you sell your shares between December 1 and December 31, you will have to pay any applicable capital gains tax by January 31 of the following year. You will be required to file a tax return by October 31 in the tax year following the year during which the shares were sold.

Withholding and Reporting

Office Depot is not required to withhold income tax and Health Levy when you exercise or sell your New Options. However, Office Depot is required to report the details of the Exchange Offer and the grant, exercise and sale of the New Options to the Revenue Commissioners. You must report and pay any tax resulting from the exercise of your New Options within thirty (30) days of exercise. You must also report the exercise and sale of the New Options in your annual tax return on or before October 31 following the year of exercise or sale, as applicable. Finally, you must report and pay any tax resulting from the sale of your shares.

Italy

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in Italy. This discussion is based on the law in effect in Italy as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

If you are not resident of Italy or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax on the difference (or “spread”) between the “normal value” of the shares on the date of exercise and the exercise price. “Normal value” is defined as the average listed closing price of the underlying shares during the one month immediately preceding (and including) the relevant date (in this case, the exercise date).

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax. The taxable amount will be the difference between the sales proceeds less the “normal value” of the shares at the date of exercise.

Withholding and Reporting

Office Depot is required to withhold and report the income tax at the time when you exercise the New Options. However, Office Depot is not required to withhold the tax when you sell your New Options. You are responsible for reporting on your personal income tax return and paying any and all tax resulting from the sale of your shares.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

Netherlands

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in the Netherlands. This discussion is based on the law in effect in the Netherlands as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not a resident of the Netherlands or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Netherlands apply to your specific situation.

Tax Information

Option Exchange

For Dutch income (wage and social insurance contributions) tax purposes, stock options are taxed at alienation or exercise. Under Dutch law, the Option Exchange (the cancellation of your outstanding Eligible Options in exchange for New Options) is considered an alienation of an Eligible Option and you will likely be taxed on the fair market value of an eligible option, if any (minus the amount you paid for the options, if any).

Office Depot is requesting a favorable tax ruling from the Dutch tax authorities confirming that the exchange of your Eligible Options for New Options will not be subject to Dutch income tax. Therefore you will likely not be subject to tax as a result of the exchange of Eligible Options for the New Options. The Option Exchange should be a tax neutral event.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

As of the date of the filing of these documents, the Dutch tax authorities have not yet ruled on Office Depot’s request. Office Depot will update you on the tax authority’s decision.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). The spread likely will be characterized as salary income and taxed at your marginal tax rate. You will also be subject to social insurance contributions on the spread, subject to the applicable contribution ceilings.

Investment Tax

For personal income tax purposes the shares will form part of your net wealth. Net wealth generates an annual notional income of 4% which is taxed at a 30% tax rate (for an effective tax rate of 1.2%). An exemption is available on the first €20,661 (for 2010) of the average net wealth during the relevant calendar year.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in Office Depot as a private investment).

Withholding and Reporting

Office Depot is required to withhold and report the income tax and social insurance contributions (subject to the applicable contribution ceilings) at the time when you exercise the New Options. If your actual tax liability is greater than the amount withheld, you are responsible for paying the additional tax in your personal income tax return. You are also responsible for reporting and paying any investment tax or tax due upon the sale of the shares (provided you hold more than 5% interest in Office Depot).

Other Information

Securities Notice

You should be aware of the Dutch insider trading rules which may impact the sale of shares acquired at exercise of the New Options. In particular, you may be prohibited from effecting certain share transactions if you have insider information about Office Depot. If you are uncertain whether the Dutch insider trading rules apply to you, you should consult with your personal legal advisor.

Spain

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in Spain. This discussion is based on the law in effect in Spain as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell the shares acquired at exercise of the New Options.

If you are not resident of Spain or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Spain apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference between the fair market value of the shares on the date of settlement and the exercise price (the “spread”). Income tax is due on the fair market value of the shares at exercise less the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax. The first €6,000 is taxed at a flat rate of 19%. Amounts above €6,000, are taxed at a flat rate of 21%. The taxable amount will be the difference between (i) the net sale price and (ii) the exercise price plus the amount taxed at exercise.

If you have a capital loss, it may be offset against any capital gains generated by the transfer of assets, thus lowering your total taxes for the year. If there are any further unused capital losses, these losses may be carried forward for a deduction against future capital gains generated by the transfer of assets in the next four years.

Withholding and Reporting

Office Depot is required to withhold and report the income tax and social insurance contributions (subject to the applicable contribution ceilings) at the time when you exercise the New Options. You are responsible for reporting on your personal income tax return and paying any and all income tax resulting from the sale of your shares.

United Kingdom

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the exchange offer for eligible option holders subject to tax in the United Kingdom. This discussion is based on the law in effect in the United Kingdom as of April 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all instances to all categories of eligible option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are not a resident of the United Kingdom or if you are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

This document was not intended or written to be used, and it cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and employee’s national insurance contributions (“NIC”) on the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price. The income tax and NIC due on the exercise of your New Options must be collected through the Pay-As-You-Earn (“PAYE”) system. You would need to provide a check for the amount of tax and NIC due or shares may be sold on your behalf.

If, for any reason, Office Depot is unable to withhold the applicable income tax and NIC under PAYE or by any other method permitted in your stock option agreement, you must reimburse Office Depot for the tax paid within 90 days of the date of exercise of the New Options. If you fail to reimburse Office Depot within that time limit then the amount of any uncollected tax and NIC will constitute a loan owed by you to Office Depot. The loan will bear interest at the then-current HMRC Official Rate.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax at a flat rate of 18% on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Capital gains tax is only payable on gains in any tax year to the extent that those gains (from all sources) exceed your annual personal exemption (currently £10,100). Furthermore, if you acquire other shares in Office Depot you must take into account the share identification rules in calculating your capital gains tax liability.

Withholding and Reporting

Office Depot is required to withhold income tax and NIC when you exercise your New Options, as described above. On Office Depot’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the New Options, the exercise or sale of the New Options, other related income and any tax withheld. You are responsible for reporting and paying any tax resulting from the sale of shares.